EXHIBIT 10.8
THIS NOTE, THE WARRANTS ISSUABLE HEREUNDER AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE AND EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR SUCH COMMON STOCK, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO USCI, INC., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
Principal Sum: $750,000
Holder: Huberfeld Bodner Family Foundation, Inc.
	CONVERTIBLE RESTATED NOTE
	(the "Note")
	USCI, INC.
USCI, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay the Principal Sum to the order of Holder on or before August 1, 1998. This Note shall accrue interest until maturity at the rate of 8% per annum, payable at maturity. The Note shall accrue interest after maturity, payable on demand, at the rate of 15% per annum. Interest shall be computed on the basis of a 360-day year. All payments and prepayments hereunder shall be applied first to accrued interest and then to principal.
1. This Note is one of the "Restated Notes" being issued under a Private Placement Purchase Agreement between the Company and the Holder (the "Purchase Agreement") in replacement of the Prior Notes referred to in the Purchase Agreement. The term "Registration Statement" shall have the meaning attributed thereto in the Purchase Agreement, and the term
"Effective Date" means the date on which the Registration Statement shall be declared to be effective.
2. Issuance of Warrants.
(a) For each month (or portion thereof) from and after November 1, 1997 until the principal of this Note and all accrued interest thereon is paid in full, the Company shall on the written demand of Holder issue to Holder warrants in the form of Exhibit 1 (the
"Warrants" ) to purchase a number of shares of common stock of the Company equal to 100,000 for each $1,000,000 of the initial principal amount hereof (whether or not any partial prepayments have been made against such initial principal amount), with appropriate pro ration for initial principal amounts of less than $1,000,000. Holder may make one or more demands as aforesaid at any time or times until the 60th day after the later to occur of the Effective Date or the payment in full of the principal and accrued interest of this Note.

(b) For example, if the initial principal amount of this Note is $1,000,000, then notwithstanding that a $400,000 partial prepayment is made by the Company on March 1, 1998, the Company shall on Holder's demand made on or after March 1, 1998 issue to Holder 500,000 Warrants. By way of further example, if any portion of this Note thereafter remains outstanding on April 1, 1998, the Company shall on demand of Holder made on or after such date issue to Holder 100,000 additional Warrants.
3. Increase in Interest Rate.
(a) If the Effective Date has not occurred by June 30, 1998, then, in addition to the Holder's other remedies the interest rate under the Note shall be increased to 18% per annum (or, if less, the highest rate permitted by law) until the Effective Date.
(b) If the Effective Date has not occurred by September 30, 1998, then, in addition to the Holder's other remedies, the interest rate under the Note shall be further increased to 24% per annum
(or, if less, the highest rate permitted by law) until the Effective Date.
4. Conversion Rights.
(a) In the event that the principal and all accrued interest on this Note have not been paid in full by the close of business on August
1, 1998, then until such principal and all accrued interest are thereafter paid in full, the principal and accrued interest on this Note shall be convertible by Subscriber from time to time, in whole or in part, into shares of common stock of the Company ("Common Stock") at the lesser (the "Conversion Price") of $5 per share (the "Cap") or 80% of the average closing sales price of the Common Stock during the last five trading days prior to conversion. If on any such date there are no sales prices, the closing bid price for such date shall be used instead. Holder's conversion rights are in addition to, and not in limitation of, Holder's other rights and remedies to enforce its rights under this Note. After maturity, the Company shall give to the Holder not less than 30 days' and not more than 45 days' prior written notice before the Company may repay this Note without Holder's prior written consent or demand. In addition, without Holder's prior written consent, the Company may not repay this Note after maturity prior to the Effective Date.
(b) In the event that the Holder elects to exercise its conversion rights hereunder, such conversion shall be effective when Holder shall give to the Company written notice of such election (which may be effected by facsimile). The Company shall, within two business days after receipt by the Company of notice of conversion and the Note being converted, DWAC to Holder (or, at Holder's option, deliver to Holder certificates for) the shares of Common
Stock issuable on such conversion.


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(c) The Note shall be convertible at any time only to the extent that
Holder would not as a result of such conversion (and after taking into account any and all other Common Stock then beneficially owned by Holder, whether pursuant to the Warrants or otherwise) beneficially own more than 4.99% of the then outstanding Common
Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.
(d) If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the Cap shall be appropriately adjusted and the following additional provision shall be made: The Holder of the Note shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to the Note, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to the Note (assuming the Note were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.
(e) The Company shall take whatever action is required by NASDAQ ("NASDAQ Action") to approve the issuance of shares on conversion of the Notes and exercise of the Warrants issued to the Subscribers (each such term as defined in the Purchase Agreement).
The Company represents and warrants, and Holder acknowledges, that without taking any NASDAQ Action, the maximum number of shares which will be issued on conversion of the Notes and exercise of the Warrants is 2,000,000, issuable on a first converted-first exercised basis. Should NASDAQ Action not be completed by May 31, 1998, then until such NASDAQ Action is completed, the Company shall on demand by Holder made at any time or times redeem any portion of the Note which Holder proposes to convert but may not then convert because NASDAQ Action has not been completed. The redemption price shall be equal to 125% of the principal and/or interest proposed to be converted. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable in demand at 11% per annum.

5. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company shall at all times reserve sufficient shares for issuance on conversion and exercise of the Notes and the Warrants (as defined in the Purchase Agreement). The Company shall use its best efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of this Note.
6. Purchase for Investment. The Holder, by acceptance hereof, acknowledges that the Note, the Warrants (and the Common Stock into which the Note is convertible and into which the Warrants are exercisable) have not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding such securities for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that such securities may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of such securities and is able to bear the economic risk of such investment.
7. Certain Payments. In the event the Company fails to give irrevocable instructions to its transfer agent to DWAC or deliver certificates for securities as required under this Note within two days after conversion , or if the Company fails timely to make a redemption payment as required hereunder, then, without limiting Holder's other rights and remedies (including, without limitation, rights and remedies available to Holder upon an event of default), the Company shall forthwith pay to the Holder an amount accruing at the rate of $500 per day for each day of such breach for each $100,000 principal amount of this Note, with pro rata payments for principal amounts of less than $100,000.
8. Events of Default and Acceleration of the Note.
(a) An "event of default" with respect to this Note shall exist if any of the following shall occur, if:
(i) The Company shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for 15 days after written notice by any Holder of any Note to the Company.
(ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

(iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.
(iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.
(b) If an event of default shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Purchase
Agreement.
Miscellaneous. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section. This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state. The federal and state courts sitting in the City of New York shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.
Service of process may be effected in the manner provided for notices hereunder, and such service in such manner shall be deemed the equivalent of personal service.
The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.
The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.
The Holder of this Note shall be entitled to recover its reasonable legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth below
Dated: February 24, 1998
USCI, INC.
By: [authorized officer]